Exhibit 15.2

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

July 15, 2014

Commissioners:

We are aware that our report dated May 20, 2014 on our review of the interim financial statement of Nordic Bulk Holding ApS (the “Company”) for the three month periods ended March 31, 2014 and March 31, 2013, are included in Amendment No.2 to this Registration Statement of Quartet Holdco Ltd., on Form S-4.

Very truly yours,

PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR No. 33 77 12 31

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